EXHIBIT 21

SUBSIDIARIES OF CMGI, INC.

As of October 15, 2003

Name	Jurisdiction of Organization
Maktar Limited	Ireland
CMGI Asia Limited	Hong Kong
Lippri Limited	Ireland
CMGI France S.A.S	France
CMGI EuroHolding Limited	England and Wales
CMGI (UK) Limited	England and Wales
CMGI Europe Limited	England and Wales
AltaVista Company	Delaware
CMG Securities Corporation	Massachusetts
CMG@Ventures Capital Corp.	Delaware
CMG@Ventures Securities Corp.	Delaware
CMG@Ventures, Inc.	Delaware
CMG@Ventures I, LLC	Delaware
CMG@Ventures II LLC	Delaware
CMG@Ventures III, LLC	Delaware
CMGI@Ventures IV, LLC	Delaware
CMG@Ventures Expansion, LLC	Delaware
SalesLink Corporation	Delaware
Pacific Direct Marketing Corp.	California
SalesLink Mexico Holding Corp.	Delaware
SalesLink de Mexico S De RL De CV	Mexico
SalesLink Servicios S De RL De CV	Mexico
InSolutions Incorporated	Delaware
On-Demand Solutions, Inc.	Massachusetts
SL Supply Chain Services International Corp.	Delaware
SalesLink International B.V.	Netherlands
Logistix Holdings Europe Ltd.	Ireland
SalesLink Solutions International Ireland Ltd.	Ireland
SalesLink International (Singapore) Pte. Ltd.	Singapore
SalesLink International (Malaysia) Sdn. Bhd.	Malaysia